EXHIBIT 3.1
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            KOS PHARMACEUTICALS, INC.

         In accordance with Section 607.1007 of the Florida Statutes, the Articles of Incorporation of KOS PHARMACEUTICALS, INC., a Florida corporation (the "Corporation"), are hereby amended and restated (the "Amended and Restated Articles") to read in their entirety as follows:

                                ARTICLE I - NAME

         The name of the Corporation is Kos Pharmaceuticals, Inc.

                              ARTICLE II - ADDRESS

         The mailing address for the Corporation is 1001 Brickell Bay Drive, Suite 2502, Miami, Florida 33131.

                             ARTICLE III - DURATION

         The duration of the Corporation shall be perpetual.

                              ARTICLE IV - PURPOSE

         The Corporation is organized to engage in any activity or business permitted under the laws of the United States and the State of Florida.

                            ARTICLE V - INCORPORATOR

         The name and address of the incorporator of this Corporation is Daniel
M. Bell, 1001 South Bayshore Drive, Suite 2502, Miami, Florida 33131.

                    ARTICLE VI - REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation is 1001 South Bayshore Drive, Suite 2502, Miami, Florida 33131, and the name of the registered agent of the Corporation at such address is Daniel M. Bell.

                           ARTICLE VII - CAPITAL STOCK

         The total number of shares of all classes of capital stock of the Corporation which the Corporation shall have the authority to issue is 60,000,000, of which 50,000,000 shares having a par value of $.01 per share shall be designated as Common Stock and 10,000,000 shares having a par value of $.01 per share shall be designated as Preferred Stock.

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof and the relative rights, preferences and limitations of each series, and specifically, the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement or sinking fund provision; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on common stock; (g) restrictions, if any, upon the creation of indebtedness;
(h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the State of Florida.

                        ARTICLE VIII - BOARD OF DIRECTORS

         (a) INITIAL DIRECTORS. The Corporation shall have 3 directors initially. The number of directors may be either increased or decreased from time to time as provided in the Bylaws of the Corporation. The names and addresses of the initial directors of this Corporation are:

         Michael Jaharis          Steven Jaharis           Daniel M. Bell
         1001 S. Bayshore Dr.     Apt. 2316                1001 S. Bayshore Dr.
         Suite 2502               2800 Lake Shore Drive    Suite 2502
         Miami, Florida  33131    Chicago, IL  60657       Miami, Florida  33131

         (b) REMOVAL. Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office for cause only by the shareholders of the Corporation at any annual or special meeting of shareholders by the affirmative vote of the holders of at least 60% of the outstanding shares of capital stock of the Corporation generally entitled to vote for the election of directors, voting together as a single class. Notice of any such annual or special meeting of shareholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the shareholders without cause.

         (c) VACANCIES. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Shareholders of the Corporation and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (d) ADVANCE NOTICE OF NOMINATIONS. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the term and in the manner provided in the By-laws of the Corporation.

                        ARTICLE IX - SHAREHOLDER MEETINGS

         (a) ANNUAL MEETINGS. Annual meetings shall be called and conducted in the manner provided in the By-laws of the Corporation.

         (b) SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by (i) the Chairman of the Board of Directors, the President of the Corporation or a majority of the Board of Directors or (ii) holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person.

         At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

         (c) ADVANCE NOTICE OF SHAREHOLDER PROPOSALS. Advance notice of shareholder proposals shall be given within the term and in the manner provided in the By-laws of the Corporation.

              ARTICLE X - NO SHAREHOLDER ACTION BY WRITTEN CONSENT

         Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken only upon the vote of shareholders at a duly convened meeting of shareholders in accordance with these Articles of Incorporation and the Bylaws, and may not be taken by written consent of shareholders.

                     ARTICLE XI - CONTROL-SHARE ACQUISITIONS

         The Corporation elects to be governed by Florida Statute Section 607.0902, as amended, relating to control-share acquisitions (the "Act"). The Corporation is expressly authorized to the fullest extent permitted by the Act to redeem control shares acquired in a control-share acquisition at the fair value thereof pursuant to procedures adopted by the Board of Directors.

                      ARTICLE XII - AFFILIATED TRANSACTIONS

         The Corporation elects not to be governed by Florida Statute Section 607.0901, as amended from time to time, concerning affiliated transactions.

             ARTICLE XIII - AMENDMENTS TO ARTICLES OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 60% of the outstanding shares of the capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class shall be required to amend these Articles of Incorporation or to adopt any provision inconsistent therewith.

                              ARTICLE XIV - BY-LAWS

         The Board of Directors is expressly authorized to amend, repeal or adopt any By-law of and for the Corporation. The holders of voting stock shall to the extent such power is at the time conferred on them by applicable law, also have the power, by the affirmative vote of the holders of at least 60% of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, to make, alter, amend or repeal any By-law of and for the Corporation.

         The foregoing Amended and Restated Articles were adopted (i) at a meeting of the Corporation's sole shareholder held on February 25, 1997, in accordance with the terms of Section 607.0702 of the Florida Statues and (ii) by means of a unanimous written consent of the Board of Directors of the Corporation dated as of February 25, 1997, in accordance with the terms of
Section 607.0821 of the Florida Statutes.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 25 day of February, 1997.

                                               /S/ DANIEL M. BELL
                                               ---------------------------------
                                               Daniel M. Bell, President

                 CERTIFICATE TO AMENDED AND RESTATED ARTICLES OF
                   INCORPORATION OF KOS PHARMACEUTICALS, INC.

                  The undersigned, Daniel M. Bell, President of KOS PHARMACEUTICALS, INC., a Florida corporation (the "Corporation"), does hereby certify as follows:

         1. In accordance with Section 607.1003 of the Florida Statutes, the Board of Directors of the Corporation recommended by written consent on February 25, 1997, that the sole shareholder of the Corporation approve, and the sole shareholder having approved at a meeting held February 25, 1997, the number of votes cast for the amendment by the sole shareholder being sufficient for such approval, in accordance with Sections 607.1003 and 607.1006 of the Florida Statutes, the amendment and restatement of the Corporation's Articles of Incorporation as attached hereto.

         2. The undersigned officer of the Corporation has been duly authorized to submit these Amended and Restated Articles of Incorporation of the Corporation to the Department of State of Florida for filing in accordance with Section 607.1007, Florida Statutes.

                                          KOS PHARMACEUTICALS, INC.



                                          By:/S/ DANIEL M. BELL
                                             --------------------------------
                                             Daniel M. Bell, President